News Release

Contact: Lucy Rutishauser, SVP Chief Financial Officer
(410) 568-1500
SINCLAIR REPORTS FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL RESULTS

•	INCREASES FULL YEAR OPERATING INCOME AND NET INCOME COMPARED TO PRIOR YEAR

•	REPORTS $4.32 DILUTED EARNINGS PER SHARE

•	DECLARES $0.18 QUARTERLY DIVIDEND PER SHARE

BALTIMORE (February 28, 2018) - Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today reported financial results for the three and twelve months ended December 31, 2017.

“As we begin 2018, there are many positive events we are looking forward to driving value for the Company and the industry,” commented David Smith, Executive Chairman of Sinclair. “Among them are the Federal Communications Commission’s approval of ATSC 3.0 (the Next Generation Broadcast Platform) and certain deregulatory rulemakings relating to local market and national ownership rules, both of which are important for the broadcast industry’s long-term outlook. We are confident the U.S. Tax Cuts and Jobs Act tax reform legislation will result in a favorable effect through the many small and medium sized local businesses we support on the advertising front. Meanwhile, we continue to work with the required governmental agencies towards the successful acquisition of Tribune Media Company, expected to close in the second quarter of 2018.”

CEO Comment:

“The fourth quarter 2017 performance was better than expected with results that exceeded our previously provided guidance for key financial metrics, after adjusting for transaction, legal and other one-time charges,” commented Chris Ripley, President and Chief Executive Officer. “While first quarter of 2018 is off to a slower than expected start due to our low percentage of NBC affiliates which is the network that aired the Super Bowl and Olympics, we are looking forward to growth drivers from the upcoming mid-term elections and the positive effects from tax reform and a growing economy.”

Three Months Ended December 31, 2017 Financial Results:

•	Total revenues decreased 8.0% to $734.0 million, versus $797.7 million in the prior year period which included $113 million of political advertising in the 2016 presidential election year.

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Operating income was $357.6 million, including $15 million of transaction, legal and other one-time costs, and $9 million in one-time bonuses to our employees as a result of favorable tax reform legislation, versus operating income of $233.4 million in the prior year period.

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Net income attributable to the Company was $443.5 million versus net income of $120.9 million in the prior year period, including a $272 million non-recurring tax benefit related to re-measurement of our deferred tax assets and liabilities as a result of the reduction of the federal income tax rate from 35% to 21% pursuant to the U.S. Tax Cuts and Jobs Act, and a $225 million gain recognized for vacating spectrum in certain markets.

•	Diluted earnings per common share was $4.32 as compared to $1.32 in the prior year period.

Twelve Months Ended December 31, 2017 Financial Results:

•	Total revenues declined 0.1% to $2.734 billion, versus $2.737 billion in the prior year period which included $199 million of political advertising in the 2016 presidential election year.

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Operating income was $737.5 million, including $38 million of transaction, legal, one-time tax reform bonuses, spectrum auction costs and other one-time costs, versus operating income of $602.9 million in the prior year period.

•	Net income attributable to the Company was $576.0 million versus net income of $245.3 million in the prior year period.

•	Diluted earnings per common share was $5.72 as compared to $2.60 in the prior year period.

Three Months Ended December 31, 2017 Operating Highlights:

•	Media revenues, before barter, decreased 5.7% to $685.4 million versus $726.7 million in the fourth quarter of 2016.

•	Political revenues were $16 million in the fourth quarter versus $113 million in the fourth quarter of 2016, a presidential election year.

•	Revenues from our digital businesses increased 64%, as compared to the fourth quarter of 2016.

•	Market share, excluding political, was approximately flat in the fourth quarter, as compared to the fourth quarter of 2016.

Recent Corporate Developments:

Acquisitions:

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The Company expects to close its announced acquisition of 100% of the issued and outstanding stock of Tribune Media Company (“Tribune”) in the second quarter of 2018, subject to customary closing conditions, including approval by the FCC and antitrust clearance. In December 2017, the Company announced that its wholly-owned subsidiary, Sinclair Television Group, Inc. (“STG”), raised $3.725 billion of new term B loans maturing 2024 and priced at LIBOR plus 2.50%. The proceeds from the term B loans, which will be drawn at closing, are expected to be used to purchase the outstanding shares of Tribune, refinance certain of Tribune’s existing indebtedness, pay costs and expenses expected to be incurred in connection with the acquisition, and for general corporate purposes.

Content and Distribution:

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In February 2018, the Company entered into multi-year affiliation renewals with NBC in three markets. The affiliations renewed were for KSNV in Las Vegas NV, WJAC in Johnstown PA, and WTOV in Wheeling WV. Additionally, NBC also renewed an affiliation with KRNV in Reno, NV that Sinclair provides sales and other services to under a joint sales agreement.

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In January 2018, the Company entered into multi-year affiliation renewals with ABC that extend affiliations across all Sinclair stations to 2022. Additionally, ABC also agreed to an extension of all affiliations with ABC affiliated stations that Sinclair provides sales and other services to under joint sales agreements.

•	In January 2018, the Company entered into a multi-year retransmission renewal with Verizon Fios for the carriage of Sinclair stations on its platforms.

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In December 2017, the Company entered into an agreement with the National Cable Television Cooperative (“NCTC”), which allows NCTC’s member companies to opt into a multi-year retransmission consent agreement. 86% of NCTC’s members, which are in Sinclair markets, opted into this agreement. The agreement also provides for carriage of Sinclair-owned Tennis Channel and Comet.

•	In January 2018, the Company and Sorenson Media Group entered into the first large-scale addressable advertising agreement whereby the two companies will sell targeted ads via smart TVs.

•	In February 2018, the Company entered into a multi-year renewal with Nielsen Holdings for TV ratings services.

•	In February 2018, the CW Network announced it will expand its prime-time schedule to include Sunday nights beginning Fall 2018.

ATSC 3.0:

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In January 2018, John Hane was named President of Spectrum Co, LLC (“Spectrum Co”), the ATSC 3.0 spectrum consortium founded by Sinclair and Nexstar Media Group, Inc., and for which Univision Local Media, Inc. has signed a Memorandum of Understanding (MOU) to join. Spectrum Co’s focus is on advancing the promotion of spectrum efficiency, innovation and monetization in today’s multi-platform environment

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In January 2018, Sinclair, Nexstar, Univision and American Tower announced the first domestic deployment of the Next Gen TV standard and a single-frequency network in Dallas, TX. The deployment will involve multiple stations, Next Gen TV program transmissions and simulcasts on 1.0 host stations using customized channel sharing agreements for mobile, customized programming and other data-use cases enabled by the ATSC 3.0 standard.

•	In January 2018, the Company and SK Telecom entered into a MOU for the development of systems to allow the convergence of NextGen and 5G data delivery.

Community:

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In February, Sinclair opened its Broadcast Diversity Scholarship for applications. Sinclair has distributed over $70,000 in financial assistance to students demonstrating a promising future in the broadcast industry.

Balance Sheet and Cash Flow Highlights:

•	Debt on the balance sheet, net of $681 million in cash and cash equivalents, was $3.367 billion at December 31, 2017 versus net debt of $3.453 billion at September 30, 2017.

•	As of December 31, 2017, 76.1 million Class A common shares and 25.7 million Class B common shares were outstanding, for a total of 101.8 million common shares outstanding.

•	In December 2017, the Company paid a $0.18 per share quarterly cash dividend to its shareholders.

•	Routine capital expenditures in the fourth quarter of 2017 were $26 million with another $2 million related to the spectrum repack.

•	Program contract payments were $27 million in the fourth quarter of 2017.

Notes:

Certain reclassifications have been made to prior years’ financial information to conform to the presentation in the current year.

Outlook:
The following transactions closed during 2016 or 2017 and, therefore, the results of these transactions were not included in the corresponding pre-transaction periods: the acquisition of the South Bend station and sale of the Marquette station (February 15, 2016); the acquisition of Tennis Channel (March 1, 2016); the acquisition of the Lincoln stations (May 1, 2016); the acquisition of the Salt Lake City station, KJZZ (IND) (June 17, 2016); the swap of the ABC and CW affiliates in Peoria for the Fox affiliate in South Bend (August 1, 2016); the acquisition of Tennis Media Company (March 1, 2017); the acquisition of DataSphere (June 1, 2017); the sale of Alarm Funding (March 7, 2017); the conversion of ASN to a joint venture with Silver Chalice and 120 Sports (April 13, 2017); and the purchase of Bonten and Esteem Broadcasting by the Company and Cunningham, respectively (September 1, 2017).

The Company currently expects to achieve the following results for the three months ending March 31, 2018 and twelve months ending December 31, 2018. The pending acquisition of Tribune is not reflected in the Company’s guidance below.

First Quarter 2018

•	Media revenues are expected to be approximately $638 million to $644 million, up 5.2% to 6.2% year-over-year. Embedded in the anticipated 2018 results are:

•	Approximately $8 million in political revenues as compared to $2 million in the first quarter of 2017

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$4 million of trade revenue as compared to $4.3 million in the first quarter of 2017. Previously, trade revenue was reflected in Barter Revenue; however, under the new revenue recognition rules, barter revenue and barter expense are no longer reflected in our financial statements.

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Media production expenses and media selling, general and administrative expenses (together, “media expenses”) and including trade expense, are expected to be approximately $437 million, including $3 million in stock-based compensation expense.

•	Program contract amortization expenses are expected to be approximately $27 million.

•	Program contract payments are expected to be approximately $29 million.

•	Corporate overhead is expected to be approximately $30 million, including $6 million of stock-based compensation expense and $5 million of transaction, legal and other one-time costs.

•	Research and development costs related to ONE Media are expected to be $9 million.

•	Other non-media revenues less other non-media expenses are expected to be $2 million, assuming current equity interests.

•	Depreciation on property and equipment is expected to be approximately $26 million, assuming the capital expenditure assumption below.

•	Amortization of acquired intangibles is expected to be approximately $41 million.

•	A gain of approximately $83 million is expected to be recognized related to the sale of spectrum in Milwaukee.

•	A gain of approximately $2 million is expected to be recognized related to the reimbursement by the government for spectrum repack.

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Net interest expense is expected to be approximately $66 million ($64 million on a cash basis), assuming no changes in the current interest rate yield curve and changes in debt levels based on the assumptions discussed in this “Outlook” section. Interest expense includes $17 million of ticking fees related to the Term B loans raised in December 2017 related to the Tribune acquisition. The funds will be drawn when the transaction closes.

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Net cash taxes paid are expected to be approximately $1 million, based on the assumptions discussed in this “Outlook” section. The Company’s effective tax rate is expected to be a benefit of approximately 15%.

•	Total capital expenditures are expected to be approximately $42 million, of which $8 million relates to the spectrum repack and is expected to be reimbursed by the government.

Full Year 2018

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Media expenses, including trade expense, are expected to be approximately $1,813 million to $1,817 million, of which $165 million relates to acquisitions and revenue-generating initiatives, and $7 million to stock-based compensation expense.

•	Program contract amortization expense is expected to be approximately $105 million.

•	Program contract payments are expected to be approximately $111 million.

•	Corporate overhead is expected to be approximately $90 million, including $13 million of stock-based compensation expense, and $9 million of transaction, legal and one-time costs.

•	Research and development costs related to ONE Media are expected to be $33 million.

•	Other non-media revenues less other non-media expenses are expected to be $15 million, assuming current equity interests.

•	Depreciation on property and equipment is expected to be approximately $104 million, assuming the capital expenditure assumption below.

•	Amortization of acquired intangibles is expected to be approximately $167 million.

•	A gain of approximately $83 million is expected to be recognized related to the sale of spectrum in Milwaukee.

•	A gain of approximately $39 million is expected to be recognized related to the reimbursement by the government for spectrum repack.

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Net interest expense is expected to be approximately $218 million (approximately $211 million on a cash basis), assuming no changes in the current interest rate yield curve, and changes in debt levels based on recent corporate developments and the assumptions discussed in this “Outlook” section. Interest expense includes $27 million of ticking fees on the Term B loans raised in December 2017 related to the Tribune acquisition, assuming the transaction closes in the second quarter of 2018. The funds will be drawn when the transaction closes.

•	The Company’s effective tax rate is expected to be approximately 10% with cash taxes paid of approximately $46 million.

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Total capital expenditures are expected to be approximately $179 million to $189 million, which includes approximately $69 million related to the spectrum repack which is expected to be reimbursed by the government.

Sinclair Conference Call:

The senior management of Sinclair will hold a conference call to discuss its fourth quarter 2017 results on Wednesday, February 28, 2018, at 9:30 a.m. ET. The call will be webcast live and can be accessed at www.sbgi.net under "Investors/ Webcasts." After the call, an audio replay will remain available at www.sbgi.net. The press and the public will be welcome on the call in a listen-only mode. The dial-in number is (877) 407-8033.

About Sinclair:

Sinclair is one of the largest and most diversified television broadcasting companies in the country. Pro forma for the Tribune acquisition (before any related divestitures), the Company will own, operate and/or provide services to 233 television stations in 108 markets. The Company has multiple emerging networks as well as stations affiliated with all the major networks. Sinclair is a leading local news provider in the country and a producer of live sports content. Sinclair’s content is delivered via multiple platforms, including over-the-air, multi-channel video program distributors, and digital platforms. The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

Forward-Looking Statements:

The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the impact of changes in national and regional economies, the completion of the FCC spectrum repack, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast or refinance our indebtedness as it comes due, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television and MyNetworkTV programming, our news share strategy, our sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, uncertainties associated with potential changes in the regulatory environment affecting our business and growth strategy, and any risk factors set forth in the Company’s recent reports on Form 8-K, Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Sinclair Broadcast Group, Inc. and Subsidiaries
Preliminary Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
REVENUES:
Media revenues	$685,399	$726,689	$2,543,876	$2,499,549
Revenues realized from station barter arrangements	29,146	42,992	120,963	135,566
Other non-media revenues	19,457	28,010	69,279	101,834
Total revenues	734,002	797,691	2,734,118	2,736,949
OPERATING EXPENSES:
Media production expenses	267,934	250,712	1,063,074	953,089
Media selling, general and administrative expenses	148,165	131,420	533,537	501,589
Expenses realized from barter arrangements	21,482	37,589	98,973	116,954
Amortization of program contract costs and net realizable value adjustments	27,561	31,158	115,523	127,880
Other non-media expenses	18,278	22,702	65,199	80,648
Depreciation and amortization of property and equipment	25,077	24,199	97,103	98,529
Corporate general and administrative expenses	41,795	18,884	113,253	73,556
Amortization of definite-lived intangible and other assets	46,523	46,598	178,822	183,795
Research and development expenses	4,947	1,030	10,000	4,085
Gain on asset disposition	(225,341)	(47)	(278,872)	(6,029)
Total operating expenses	376,421	564,245	1,996,612	2,134,096
Operating income	357,581	233,446	737,506	602,853
OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(52,295)	(54,324)	(212,315)	(211,143)
Loss from extinguishment of debt	—	—	(1,404)	(23,699)
(Loss) income from equity investments and cost method	(9,698)	(1,054)	(13,919)	1,735
Other income, net	3,275	789	8,876	3,144
Total other expense	(58,718)	(54,589)	(218,762)	(229,963)
Income before income taxes	298,863	178,857	518,744	372,890
INCOME TAX BENEFIT (PROVISION)	145,937	(56,357)	75,360	(122,128)
NET INCOME	444,800	122,500	594,104	250,762
Net income attributable to the noncontrolling interests	(1,271)	(1,603)	(18,091)	(5,461)
NET INCOME ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP	$443,529	$120,897	$576,013	$245,301
Dividends declared per share	$0.180	$0.180	$0.720	$0.705
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP:
Basic earnings per share	$4.36	$1.34	$5.77	$2.62
Diluted earnings per share	$4.32	$1.32	$5.72	$2.60
Weighted average common shares outstanding	101,727	90,507	99,844	93,567
Weighted average common and common equivalent shares outstanding	102,615	91,357	100,789	94,433

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